                                                                     EXHIBIT 2.1


================================================================================





                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                              GLACIER BANCORP, INC.

                                       AND

                            HUB FINANCIAL CORPORATION






================================================================================









                          DATED AS OF DECEMBER 30, 1997

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
SECTION 1 TERMS OF TRANSACTION.................................   2

     1.1  Transaction..........................................   2
     1.2  Merger...............................................   2
          1.2.1  Closing.......................................   3
          1.2.2  The Bank......................................   3
          1.2.3  Effect on Glacier Common Stock................   3
     1.3  Consideration........................................   3
          1.3.1  Purchase Price................................   3
          1.3.2  Exchange Ratio................................   3
          1.3.3  HUB Expense Limitation........................   4
          1.3.4  Change in Equity Capital......................   4
          1.3.5  No Fractional Shares..........................   4
          1.3.6  Certificates..................................   4
     1.4  Payment to Dissenting Stockholders...................   5
     1.5  Alternative Structures...............................   5
     1.6  Letter of Transmittal................................   6
     1.7  Undelivered Certificates.............................   6
     1.8  Stock Option Agreement...............................   6

SECTION 2 CLOSING OF THE TRANSACTION...........................   6

     2.1  Closing..............................................   6
     2.2  Events of Closing....................................   6
     2.3  Place of Closing.....................................   6

SECTION 3 REPRESENTATIVES AND WARRANTIES.......................   7

     3.1  Representations of Glacier and HUB...................   7
          3.1.1  Corporate Organization and Qualification......   7
          3.1.2  Subsidiaries..................................   7
          3.1.3  Capital Stock.................................   8
          3.1.4  Corporate Authority...........................   9
          3.1.5  Reports and Financial Statements..............   9
          3.1.6  Absence of Certain Events and Changes.........  11
          3.1.7  Material Agreements...........................  12
          3.1.8  Knowledge as to Conditions....................  12
          3.1.9  Brokers and Finders...........................  12
     3.2  HUB's Additional Representations.....................  12
          3.2.1  Loan and Lease Losses.........................  12
          3.2.2  No Stock Option Plans.........................  12
          3.2.3  Governmental Filings; No Violations...........  12
          3.2.4  Asset Classification..........................  13
          3.2.5  Investments...................................  13
          3.2.6  Properties....................................  13
          3.2.7  Anti-takeover Provisions......................  14

          3.2.8   Compliance with Laws..........................  14
          3.2.9   Litigation....................................  15
          3.2.10  Taxes.........................................  15
          3.2.11  Insurance.....................................  16
          3.2.12  Labor Matters.................................  16
          3.2.13  Employee Benefits.............................  16
          3.2.14  Environmental Matters.........................  18
     3.3  Exceptions to Representations.........................  20
          3.3.1   Disclosure of Exceptions......................  20
          3.3.2   Nature of Exceptions..........................  20

SECTION 4 CONDUCT AND TRANSACTIONS BEFORE CLOSING...............  20

     4.1  Conduct of HUB's Business Before Closing..............  20
          4.1.1   Availability of HUB's Books, Records
                  and Properties................................  20
          4.1.2   Ordinary and Usual Course.....................  21
          4.1.3   Conduct Regarding Representations.............  22
          4.1.4   Maintenance of Properties.....................  23
          4.1.5   Preservation of Business Organization.........  23
          4.1.6   Senior Management.............................  23
          4.1.7   Compensation and Employment Agreements........  23
          4.1.8   Update of Financial Statements................  23
          4.1.9   No Solicitation...............................  24
          4.1.10  Title Policies................................  24
          4.1.11  Review of Loans...............................  24
     4.2  Registration Statement................................  24
          4.2.1   Preparation of Registration Statement.........  24
          4.2.2   Submission to Stockholders....................  25
     4.3  Accounting Treatment..................................  25
          4.3.1   Pooling of Interests..........................  25
          4.3.2   Affiliate List................................  25
          4.3.3   Restrictive Legend............................  25
          4.3.4   Retention of Certificates.....................  26
     4.4  Submission to Regulatory Authorities..................  26
     4.5  Announcements.........................................  26
     4.6  Consents..............................................  26
     4.7  Further Actions.......................................  26
     4.8  Notice................................................  26
     4.9  Confidentiality.......................................  26
     4.10 Update of Financial Statements........................  27
     4.11 Availability of Glacier's Books, Records
          and Properties........................................  27

SECTION 5 APPROVALS AND CONDITIONS..............................  27

     5.1  Required Approvals....................................  27
     5.2  Conditions to Glacier's Obligations...................  27
          5.2.1   Representations...............................  27
          5.2.2   Compliance....................................  28
          5.2.3   Equity Capital Requirement....................  28
          5.2.4   Transaction Fees Statements...................  28

          5.2.5  Audit Report.................................   28
          5.2.6  Plan of Exchange Executed....................   28
          5.2.7  No Material Adverse Effect...................   28
          5.2.8  Financial Condition..........................   28
          5.2.9  No Change in Loan Review.....................   29
          5.2.10 No Governmental Proceedings..................   29
          5.2.11 Approval by Counsel..........................   29
          5.2.12 Receipt of Title Policy......................   29
          5.2.13 Corporate and Stockholder Action.............   29
          5.2.14 Tax Opinion..................................   29
          5.2.15 Opinion of Counsel...........................   29
          5.2.16 Cash Paid....................................   30
          5.2.17 Affiliate Letters............................   30
          5.2.18 Registration Statement.......................   30
          5.2.19 Consents.....................................   31
          5.2.20 Fairness Opinions............................   31
          5.2.21 Accounting Treatment.........................   31
          5.2.22 Solicitation of Employees....................   31
          5.2.23 Other Matters................................   31
     5.3  Conditions to HUB's Obligations.....................   31
          5.3.1  Representations..............................   31
          5.3.2  Compliance...................................   31
          5.3.3  No Material Adverse Effect...................   31
          5.3.4  No Governmental Proceedings..................   31
          5.3.5  Corporate and Stockholder Action.............   32
          5.3.6  Tax Opinion..................................   32
          5.3.7  Opinion of Counsel...........................   32
          5.3.8  Fairness Opinion.............................   32
          5.3.9  Cash Paid....................................   32
          5.3.10 Registration Statement.......................   33
          5.3.11 Director Appointment.........................   33
          5.3.12 Approval by Counsel..........................   33

SECTION 6 DIRECTORS, OFFICERS AND EMPLOYEES...................   33

     6.1  Directors...........................................   33
     6.2  Director Appointment................................   33
     6.3  Employment Agreement................................   33
     6.4  Employees...........................................   33
     6.5  Employee Benefit Issues.............................   33
          6.5.1  Comparability of Benefits....................   33
          6.5.2  Termination and Transfer/Merger of Plans.....   34
          6.5.3  No Contract Created..........................   34

SECTION 7 TERMINATION OF AGREEMENT AND ABANDONMENT OF
          TRANSACTION.........................................   34

     7.1  Termination by Reason of Lapse of Time..............   34
     7.2  Other Grounds for Termination.......................   34
          7.2.1  Mutual Consent...............................   34
          7.2.2  HUB's Conditions Not Met.....................   34

          7.2.3  Glacier's Conditions Not Met.................   34
          7.2.4  HUB Fails to Recommend Stockholder
                 Approval or Option Become Exercisable........   34
          7.2.5  Impracticability.............................   34
     7.3  HUB Termination Fee.................................   35
     7.4  Glacier Termination Fee.............................   35
     7.5  Cost Allocation Upon Termination....................   35

SECTION 8 MISCELLANEOUS.......................................   35

     8.1  Notices.............................................   35
     8.2  Waivers and Extensions..............................   36
     8.3  General Interpretation..............................   36
     8.4  Construction and Execution in Counterparts..........   36
     8.5  Survival of Representations and Covenants...........   37
     8.6  Attorneys' Fees and Costs...........................   37
     8.7  Arbitration.........................................   37
     8.8  Governing Law and Venue.............................   37
     8.9  Severability........................................   37

SECTION 9 AMENDMENTS..........................................   37

EXHIBITS AND SCHEDULES:

EXHIBIT A      Form Affiliate Letter

TRANSITION PLAN SCHEDULE

SCHEDULE 1     Exceptions to Representations
SCHEDULE 2     Offices
SCHEDULE 3     Subsidiaries
SCHEDULE 4     Glacier Stock Plans
SCHEDULE 5     Material Contracts
SCHEDULE 6     HUB's Required Third Party Consents
SCHEDULE 7     HUB's Asset Classification List
SCHEDULE 8     HUB's Investments
SCHEDULE 9     HUB's Property Encumbrances
SCHEDULE 10    HUB's and the Bank's Offices and Branches
SCHEDULE 11    HUB's Compliance with Laws
SCHEDULE 12    HUB's Litigation Disclosure
SCHEDULE 13    HUB's and The Bank's Insurance Policies
SCHEDULE 14    HUB's Employee Benefit Plans

                              INDEX OF DEFINITIONS

=======================================================================================
TERMS                                                             SECTION
---------------------------------------------------------------------------------------
Agreement                                                         Intro. Paragraph
---------------------------------------------------------------------------------------

ASR                                                               4.3.2
---------------------------------------------------------------------------------------

Asset Classification                                              3.2.4
---------------------------------------------------------------------------------------

Bank                                                              Recital A
---------------------------------------------------------------------------------------

Bank Common Stock                                                 3.1.3(b)(7)
---------------------------------------------------------------------------------------

BHCA                                                              Recital A
---------------------------------------------------------------------------------------

Closing                                                           1.2.1
---------------------------------------------------------------------------------------

Columbia                                                          Recital I
---------------------------------------------------------------------------------------

Compensation Plans                                                3.2.13(b)
---------------------------------------------------------------------------------------

Continuing Corporation                                            Recital B.1
---------------------------------------------------------------------------------------

Continuing Corporation Common Stock                               Recital B.2
---------------------------------------------------------------------------------------

Continuing Employees                                              6.4
---------------------------------------------------------------------------------------

Contracts                                                         3.2.3(b)
---------------------------------------------------------------------------------------

D. A. Davidson                                                    Recital I
---------------------------------------------------------------------------------------

Dissenting Shares                                                 1.4
---------------------------------------------------------------------------------------

Effective Date                                                    2.1
---------------------------------------------------------------------------------------

Employees                                                         3.2.13(b)
---------------------------------------------------------------------------------------

Environmental Laws                                                3.2.14(a)(2)
---------------------------------------------------------------------------------------

ERISA                                                             3.2.13(a)
---------------------------------------------------------------------------------------

ERISA Affiliate                                                   3.2.13(d)
---------------------------------------------------------------------------------------

Exchange Act                                                      3.1.5(b)
---------------------------------------------------------------------------------------

Exchange Agent                                                    1.3.6(a)
---------------------------------------------------------------------------------------

Exchange Ratio                                                    1.3.2
=======================================================================================

=======================================================================================
TERMS                                                             SECTION
---------------------------------------------------------------------------------------
Executive Officer                                                 3.1.8
---------------------------------------------------------------------------------------

FDIA                                                              3.1.2(b)
---------------------------------------------------------------------------------------

FDIC                                                              3.1.2(b)
---------------------------------------------------------------------------------------

Federal Reserve Board                                             Recital D.3
---------------------------------------------------------------------------------------

Financial Statements                                              3.1.5(d)(1)
---------------------------------------------------------------------------------------

GAAP                                                              3.1.5(d)
---------------------------------------------------------------------------------------

Glacier                                                           Intro. Paragraph
---------------------------------------------------------------------------------------

Glacier Common Stock                                              3.1.3(a)(1)
---------------------------------------------------------------------------------------

Glacier Financial Statements                                      3.1.5(d)(2)
---------------------------------------------------------------------------------------

Glacier Preferred Stock                                           3.1.3(a)(1)
---------------------------------------------------------------------------------------

Glacier Shares                                                    1.3.2
---------------------------------------------------------------------------------------

Glacier Stock Plans                                               3.1.3(a)(2)
---------------------------------------------------------------------------------------

Governmental Entity                                               3.2.3(a)
---------------------------------------------------------------------------------------

Hazardous Substances                                              3.2.14(a)(3)
---------------------------------------------------------------------------------------

HOLA                                                              Recital A
---------------------------------------------------------------------------------------

HUB                                                               Intro. Paragraph
---------------------------------------------------------------------------------------

HUB Common Stock                                                  3.1.3(b)(1)
---------------------------------------------------------------------------------------

HUB Financial Statements                                          3.1.5(d)(4)
---------------------------------------------------------------------------------------

IRC                                                               Recital J
---------------------------------------------------------------------------------------

Liens                                                             3.1.3(a)(5)
---------------------------------------------------------------------------------------

Material Adverse Effect                                           3.1.6
---------------------------------------------------------------------------------------

Merger                                                            Recital B
---------------------------------------------------------------------------------------

Pension Plan                                                      3.2.13(c)
---------------------------------------------------------------------------------------

Plan/Plans                                                        3.2.13(a)
=======================================================================================

=======================================================================================
TERMS                                                             SECTION
---------------------------------------------------------------------------------------
Plan of Exchange                                                  Recital G
---------------------------------------------------------------------------------------

Property                                                          4.1.10
---------------------------------------------------------------------------------------

Prospectus/Proxy Statement                                        4.2.1(a)
---------------------------------------------------------------------------------------

Purchase Price                                                    1.3.1
---------------------------------------------------------------------------------------

Registration Statement                                            4.2.1(a)
---------------------------------------------------------------------------------------

Regulatory Approvals                                              Recital D.3
---------------------------------------------------------------------------------------

Reports                                                           3.1.5(b)
---------------------------------------------------------------------------------------

SEC                                                               3.1.5(a)
---------------------------------------------------------------------------------------

Securities Act                                                    3.1.5(b)
---------------------------------------------------------------------------------------

Securities Laws                                                   3.1.5(b)
---------------------------------------------------------------------------------------

Stock Option Agreement                                            Recital H
---------------------------------------------------------------------------------------

Subject Property                                                  3.2.14(a)(1)
---------------------------------------------------------------------------------------

Subsequent Glacier Financial Statements                           3.1.5(d)(3)
---------------------------------------------------------------------------------------

Subsequent HUB Financial Statements                               3.1.5(d)(5)
---------------------------------------------------------------------------------------

Subsidiary/Subsidiaries                                           3.1.2(a)
---------------------------------------------------------------------------------------

Tangible Equity Capital                                           5.2.3
---------------------------------------------------------------------------------------

Tax                                                               3.2.10
---------------------------------------------------------------------------------------

Termination Date                                                  2.1
---------------------------------------------------------------------------------------

Transaction                                                       1.1
---------------------------------------------------------------------------------------

Transaction Fees                                                  1.3.3
---------------------------------------------------------------------------------------

WBCA                                                              1.2
=======================================================================================

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                              GLACIER BANCORP, INC.
                                       AND
                            HUB FINANCIAL CORPORATION

        This Plan and Agreement of Merger ("Agreement"), dated as of December 30, 1997, is between GLACIER BANCORP, INC. ("Glacier"), a Delaware corporation and HUB FINANCIAL CORPORATION ("HUB"), a Montana corporation.

                                    PREAMBLE

        Glacier's and HUB's management and boards of directors believe, respectively, that the merger of HUB with and into Glacier, on the terms and conditions set forth in this Agreement, is in the best interests of Glacier's and HUB's stockholders.

                                    RECITALS

A. THE PARTIES. Glacier is a corporation duly organized and validly existing under Delaware law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"), and a savings and loan holding company within the meaning of the Home Owner's Loan Act, as amended ("HOLA"). Glacier's principal office is located in Kalispell, Montana. Glacier owns (1) all of the outstanding common stock of Glacier Bank, F.S.B. and First Security Bank of Missoula, (2) 93% of the outstanding common stock of Glacier National Bank of Whitefish, and
        (3) 93% of the outstanding common stock of First National Bank of Eureka. HUB is a corporation duly organized and validly existing under Montana law and is a registered bank holding company under the BHCA. HUB's principal office is located in Helena, Montana. HUB owns approximately 86.5% of the outstanding shares of common stock of Valley Bank of Helena ("Bank"), a Montana state-chartered commercial bank.

B.      THE MERGER. On the Effective Date, the following will occur:

        1. HUB will merge with and into Glacier ("Merger"), and Glacier will be the surviving corporation under the name Glacier Bancorp, Inc. ("Continuing Corporation"). The Bank will become a separate direct subsidiary of Glacier.

        2. Except as otherwise provided in this Agreement, the outstanding shares of HUB Common Stock will be converted into common stock shares of the Continuing Corporation ("Continuing Corporation Common Stock").

C. BOARD APPROVALS. Glacier's and HUB's respective boards of directors have approved this Agreement and authorized its execution and delivery.

D.      OTHER APPROVALS.  The Merger is subject to:

        1.  satisfaction of the conditions described in this Agreement;

        2.  approval by HUB's stockholders; and

        3. approval or acquiescence, as appropriate, by (a) the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and (b) the State of Montana (collectively, "Regulatory Approvals").

E. EMPLOYMENT AGREEMENT. The Bank has entered into an employment agreement, effective as of the Effective Date, with Fred J. Flanders, the Bank's President and CEO.

F. DIRECTOR NONCOMPETITION AGREEMENT. Each Director of HUB's and the Bank's boards of directors has signed a Director Noncompetition Agreement. These noncompetition agreements will take effect on the Effective Date.

G. PLAN OF EXCHANGE. Glacier and the Bank have entered into an Agreement and Plan of Share Exchange ("Plan of Exchange") providing for the exchange of Bank Common Stock shares owned by the Bank's minority shareholders for Glacier Common Stock shares. This exchange will take place immediately following Closing.

H. STOCK OPTION AGREEMENT. As an inducement to and condition of Glacier's execution of this Agreement, HUB has approved the grant of an option to Glacier under the Stock Option Agreement, as provided in Subsection 1.8.

I. FAIRNESS OPINIONS. HUB has received from Columbia Financial Advisors, Inc. ("Columbia") and delivered to Glacier an opinion to the effect that the financial terms of the Transaction are financially fair to HUB's stockholders. As a condition to Closing of the Transaction, Columbia will update this fairness opinion immediately before HUB mails the Prospectus/Proxy Statement to its stockholders and immediately before Closing. Glacier has received from D.A. Davidson & Co. ("D.A. Davidson") an opinion to the effect that the financial terms of the Transaction are financially fair to Glacier's stockholders.

J. INTENTION OF THE PARTIES--ACCOUNTING AND TAX TREATMENT. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended ("IRC").

                                    AGREEMENT

Glacier and HUB agree as follows:


                                    SECTION 1
                             TERMS OF TRANSACTION

1.1 TRANSACTION. Under and subject to this Agreement and the other documents referred to in this Agreement, HUB will merge with and into Glacier in the Merger. The term "Transaction" means the Merger transaction contemplated by this Agreement, subject to any modifications Glacier elects in accordance with Subsection 1.5.

1.2 MERGER. On the Effective Date, HUB will merge with and into Glacier, with Glacier being the surviving corporation, in accordance with the provisions of, and with the effect provided in the Montana Business Corporation Act ("MBCA"), Part 8, Subsections 35-1-813, et. seq. and Del. Corp. Stat., Title 8, Subchapter 9. On the Effective Date, the certificate of incorporation and bylaws of the Continuing Corporation will be Glacier's Certificate of Incorporation and Bylaws as in effect immediately before the Effective Date. The Continuing Corporation's name will be "Glacier Bancorp, Inc.," and the Continuing Corporation's principal office will be Glacier's principal office.

        Except as otherwise provided in Subsections 5.3.11 and 6.2, on the Effective Date, Glacier's directors and Glacier's officers will become the directors and officers of the Continuing Corporation. On the Effective Date, Glacier's shares then issued and outstanding will become issued and outstanding shares of the Continuing Corporation. HUB's stockholders (other than holders of Dissenting Shares) on the Effective Date will become stockholders of the Continuing Corporation by virtue of the Merger.

        1.2.1 CLOSING. Closing of the Transaction ("Closing") will take place in accordance with Section 2. All shares, other than Dissenting Shares, of HUB Common Stock issued and outstanding immediately before Closing will be converted at Closing into shares of Continuing Corporation Common Stock in accordance with Subsection 1.3, by virtue of the Merger.

        1.2.2 THE BANK. By virtue of the Merger, the Bank will become the Continuing Corporation's subsidiary. On the Effective Date, the Bank's board of directors will be all directors who are the Bank's directors immediately before the Merger plus two additional Glacier directors designated by Glacier and reasonably acceptable to HUB. These directors will serve on the Bank's board of directors until the next annual meeting of the Bank's stockholders or until their successors have been elected and qualified. Nothing in this Agreement is intended to restrict in any way any rights of the Bank's stockholders and directors at any time after the Effective Date to nominate, elect, select, or remove the Bank's directors.

        1.2.3 EFFECT ON GLACIER COMMON STOCK. Glacier Common Stock shares issued and outstanding immediately before the Effective Date will remain outstanding and unchanged after the Merger.

1.3     CONSIDERATION.

        1.3.1 PURCHASE PRICE. Except as otherwise provided in Subsection 1.4 and Subject to Subsection 1.3.3, the aggregate consideration HUB's stockholders will be entitled to receive from Glacier in connection with the Transaction ("Purchase Price") will be the number of Glacier Common Stock shares (rounded to the nearest whole number, rounding down if the first decimal is four or less and rounding up if the first decimal if five or more) determined by multiplying 620,000 by HUB's fractional ownership of the Bank at Closing. HUB's fractional ownership of the Bank at Closing will be determined by dividing the number of Bank Common Stock shares owned by HUB on the Effective Date by the number of Bank Common Stock shares outstanding on the Effective Date and rounding the quotient to two decimals (rounding down if the third decimal is four or less and rounding up if the third decimal is five or more).

        1.3.2 EXCHANGE RATIO. Subject to the conditions and limitations in this Agreement, holders of HUB Common Stock will receive shares of Continuing Corporation Common Stock in exchange for their HUB Common Stock shares. The number of Continuing Corporation Common Stock shares each holder will receive in exchange for each HUB Common Stock share she holds of record on the Effective Date will be determined according to a ratio ("Exchange Ratio") computed as follows: In exchange for each share of HUB Common Stock held of record on the Effective Date, the holder will receive that number (rounded to 2 decimals, rounding down if the third decimal is four or less or up if it is five or more) of shares of Continuing Corporation Common Stock calculated by dividing the Purchase Price (as it may be adjusted under this Agreement) by the aggregate number of shares of HUB Common Stock that on the Effective Date are issued and outstanding.

              The shares of Continuing Corporation Common Stock to be issued to HUB Stockholders under this Agreement in connection with the Transaction are referred to as the "Glacier Shares."

        1.3.3 HUB EXPENSE LIMITATION. If HUB's Transaction Fees exceed $100,000, then before the Exchange Ratio is calculated, the Purchase Price will be reduced by the number of Glacier Common Stock shares equal in value to the excess. For purposes of determining this reduction in the Purchase Price, Glacier Common Stock shares will be valued at $21 per share. "Transaction Fees" means all costs and expenses incurred by HUB or owed or paid by HUB to third parties in connection with the preparation, negotiation and execution of this Agreement, the Plan of Exchange, and all related documents and the consummation of the Transaction, including expenses incurred by HUB in connection with obtaining approvals for the Transaction from regulators and stockholders, expenses related to the audits of the HUB Financial Statements required under this Agreement, not including exercise of options.

        1.3.4 CHANGE IN EQUITY CAPITAL. If, after the date of this Agreement but before the Effective Date, Glacier's or HUB's Common Stock issued and outstanding increases or decreases in number or is changed into or exchanged for a different kind or number of securities, through a recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (not including increases in number due to issuances of shares upon exercise of any outstanding options to purchase Glacier Common Stock shares) of Glacier or HUB, as the case may be, then, as appropriate, the parties will make the proportionate adjustment to the Purchase Price.

        1.3.5 NO FRACTIONAL SHARES. The Continuing Corporation will not issue fractional shares of Continuing Corporation Common Stock. In lieu of fractional shares, if any, each stockholder of HUB who is otherwise entitled to receive a fractional share of Continuing Corporation Common Stock will receive an amount of cash equal to the product of such fraction times $21. Such fractional share interest will not include the right to vote or receive dividends or any interest on dividends.

        1.3.6 CERTIFICATES.

              (a) Surrender of Certificates. Each certificate evidencing HUB
                  Common Stock shares (other than Dissenting Shares) will, on and after the Effective Date, be deemed for all corporate purposes to represent and evidence only the right to receive a certificate representing the Glacier Shares (or to receive the cash for fractional shares) to which the HUB Common Stock shares converted in accordance with the provisions of this Subsection 1.3. Following the Effective Date, HUB stockholders may exchange HUB Common Stock certificates by surrendering them to the agent ("Exchange Agent") designated by Glacier and HUB to effect the exchange of HUB Common Stock certificates for certificates representing Glacier Shares (or for cash in lieu of fractional shares), in accordance with any instructions provided by the Exchange Agent and together with a properly completed and executed form of transmittal letter. Until a holder's certificate evidencing HUB Common Stock is so surrendered, the holder will not have any right to receive any certificates evidencing Glacier Shares or cash in lieu of fractional shares.

              (b) Issuance of Certificates in Other Names. Any person requesting that any certificate evidencing Glacier Shares be issued in a name other than the name in which the surrendered HUB Common Stock certificate is registered, must: (1) establish to the Exchange Agent's satisfaction the right to receive the certificate evidencing Glacier Shares and (2) either pay to the Exchange Agent any applicable transfer or other taxes or establish to the Exchange Agent's satisfaction that all applicable taxes have been paid or are not required.

              (c) Lost, Stolen, and Destroyed Certificates. The Exchange Agent
                  will be authorized to issue a certificate representing Glacier Shares in exchange for a HUB Common Stock certificate that has been lost, stolen or destroyed, if the holder provides the Exchange Agent with: (1) satisfactory evidence that the holder owns HUB Common Stock and that the certificate representing this ownership is lost, stolen, or destroyed, (2) any appropriate affidavit the Exchange Agent may reasonably require, and (3) any indemnification assurances that the Exchange Agent may reasonably require.

              (d) Rights to Dividends and Distributions. No holder of a
                  certificate evidencing HUB Common Stock shares will be entitled to receive any dividends or other distributions otherwise payable to holders of record of Glacier Common Stock on any date after the Effective Date, unless the holder (1) is entitled by this Agreement to receive a certificate representing Glacier Shares and (2) has surrendered in accordance with this Agreement her HUB Common Stock certificates (or has met the requirements of 1.3(c) above) in exchange for certificates representing Glacier Shares. Surrender of HUB Common Stock certificates will not deprive the holder of any dividends or distributions that the holder is entitled to receive as a record holder of HUB Common Stock on a date before the Effective Date. When the holder surrenders her certificates, the holder will receive the amount, without interest, of any cash dividends and any other distributions distributed to holders of record of Glacier Common Stock on or after the Effective Date on the whole number of shares of Glacier Shares into which the holder's HUB Common Stock was converted at the Effective Date.

              (e) Checks in Other Names. Any person requesting that a check for cash in lieu of fractional shares be issued in a name other than the name the HUB Common Stock certificate surrendered in exchange for the cash is registered in, must establish to the Exchange Agent's satisfaction the right to receive this cash.

1.4 PAYMENT TO DISSENTING STOCKHOLDERS. For purposes of this Agreement, "Dissenting Shares" means those shares of HUB Common Stock as to which stockholders have properly taken all steps necessary to perfect their dissenters' rights under MBCA Subsections 35-1-826 through 35-1-839. Each outstanding Dissenting Share of HUB Common Stock will be converted at Closing into the rights provided under those sections of the MBCA.

1.5 ALTERNATIVE STRUCTURES. Subject to the conditions set forth below, Glacier may, within 90 days of the execution of this Agreement and in its sole discretion, elect to consummate the Transaction by means other than those specified in this Section 1. If Glacier so elects, any means, procedures, or amendments necessary or desirable to consummate the Transaction, in the opinion of Glacier's counsel, will supersede any conflicting, undesirable or unnecessary provisions of this Agreement. But, unless this Agreement is amended in accordance with Section 9, the following conditions will apply: (1) the type and amount of consideration set forth in Subsection 1.3 will not be modified and (2) the tax consequences to HUB and its stockholders will not be adversely affected. If Glacier elects an alternative structure under this Subsection 1.5, HUB will cooperate with and assist Glacier with the following: (1) any amendments to this Agreement necessary or desirable in the opinion of Glacier's counsel and (2) the preparation and filing of any applications, documents, instruments and notices necessary or desirable, in the opinion of Glacier's counsel, to effect the alternative structure and to obtain the necessary stockholder approvals and approvals of any regulatory agency, administrative body, or other governmental entity. Glacier will pay any additional expenses incurred by HUB in connection with any such changes, if those expenses would not have been incurred by HUB absent Glacier's election under this Subsection 1.5, and the expenses so incurred will not be deemed Transaction Fees.

1.6 LETTER OF TRANSMITTAL. Glacier will prepare a transmittal letter form reasonably acceptable to HUB for use by stockholders holding HUB Common Stock. Certificates representing shares of HUB Common Stock must be delivered for payment in the manner provided in the transmittal letter form. On or about the Effective Date, Glacier will mail the transmittal letter form to HUB stockholders.

1.7 UNDELIVERED CERTIFICATES. If outstanding certificates for HUB Common Stock are not surrendered or the payment for them is not claimed before those payments would escheat or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property or any other applicable law, become the property of the Continuing Corporation (and to the extent not in its possession will be paid over to the Continuing Corporation), free and clear of all claims or interests of any person previously entitled to such items. But, neither the Continuing Corporation nor either party to this Agreement will be liable to any holder of HUB Common Stock for any amount paid to any governmental unit or agency having jurisdiction over any such unclaimed items under the abandoned property or other applicable law of the jurisdiction, and the Continuing Corporation will pay no interest on amounts owed to stockholders for shares of HUB Common Stock.

1.8 STOCK OPTION AGREEMENT. As a condition to the execution of this Agreement, Glacier and HUB will sign a Stock Option Agreement of even date with this Agreement.

                                    SECTION 2
                           CLOSING OF THE TRANSACTION

2.1 CLOSING. Closing will occur on the Effective Date. If Closing does not occur on or before August 31, 1998 ("Termination Date"), either Glacier or HUB may terminate this Agreement in accordance with Section 7. Unless Glacier and HUB agree upon another date, the Effective Date will be a date selected by Glacier within 30 calendar days after the following:

        (a) each condition precedent set forth in Section 5 has been either fulfilled or waived; and

        (b) each approval required by Section 5 has been granted, and all applicable waiting periods have expired.

2.2 EVENTS OF CLOSING. On the Effective Date, all properly executed documents required by this Agreement will be delivered to the proper party in form consistent with this Agreement. If any party fails to deliver a required document on the Effective Date or otherwise defaults under this Agreement on or before the Effective Date, then the Transaction will not occur unless the adversely affected party waives the default.

2.3 PLACE OF CLOSING. Unless Glacier and HUB agree otherwise, Closing will occur on the Effective Date at Glacier's main office, 202 Main Street, Kalispell, Montana.

                                    SECTION 3
                                 REPRESENTATIONS

3.1 REPRESENTATIONS OF GLACIER AND HUB. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, Glacier represents to HUB, and HUB represents to Glacier, the following:

        3.1.1 CORPORATE ORGANIZATION AND QUALIFICATION.

              (a) It is a corporation duly organized and validly existing under the state laws of either Montana or Delaware (as applicable), and its activities do not require it to be qualified in any jurisdiction other than Montana.

              (b) It has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as they are now being conducted.

              (c) The location of each of its offices is listed in Schedule 2.

              (d) It has made available to the other party to this Agreement a complete and correct copy of its certificate or articles of incorporation and bylaws, each as amended to date and currently in full force and effect.

        3.1.2 SUBSIDIARIES.

              (a) Schedule 3 lists all of its Subsidiaries and its percentage ownership of these Subsidiaries, as of the date of this Agreement. In this Agreement, the term "Subsidiary" with respect to a party means any corporation, partnership, financial institution, trust company, or other entity owned or controlled by that party or any of its subsidiaries or affiliates (or owned or controlled by that party together with one or more of its subsidiaries or affiliates). A Subsidiary is considered to be owned or controlled by a party if that party or any of its Subsidiaries (individually or together with the party) directly or indirectly owns, controls, or has the ability to exercise 50% or more of the voting power of the Subsidiary.

              (b) Each of its depository institution Subsidiaries is an "insured depository institution," as defined in the Federal Deposit Insurance Act ("FDIA") and applicable regulations under the FDIA, having deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), subject to applicable FDIC coverage limitations.

              (c) Each of its Subsidiaries is: (1) either a commercial bank, a federally chartered savings bank, or a corporation; (2) duly organized and validly existing under either federal or Montana law (as applicable); and (3) qualified to do business and in good standing in each jurisdiction where the property owned, leased, or operated, or the business conducted by the Subsidiary, requires this qualification.

              (d) Each of its Subsidiaries has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

        3.1.3 CAPITAL STOCK.

              (a) Glacier. Glacier represents:

                  (1) on the date this Agreement was signed, Glacier's
                      authorized capital stock consists of 20 million shares divided into two classes: (i) 12.5 million shares of common stock, par value $.01 per share ("Glacier Common Stock"), 6,818,563 [TO BE UPDATED BEFORE SIGNING] shares of which are issued and outstanding and (ii) 7.5 million shares of blank-check preferred stock, par value $.01 per share, none of which is outstanding ("Glacier Preferred Stock");

                  (2) options or rights to acquire not more than an aggregate of
                      466,504 [TO BE UPDATED BEFORE SIGNING] Glacier Common Stock shares (subject to adjustment on the terms set forth in the Glacier Stock Plans) are outstanding under the stock option plans listed in Schedule 4 ("Glacier Stock Plans");

                  (3) No Glacier Common Stock shares are reserved for issuance, other than the shares reserved for issuance under the Glacier Stock Plans, and Glacier has no shares of Glacier Preferred Stock reserved for issuance;

                  (4) all outstanding shares of Glacier Common Stock have been duly authorized and validly issued and are fully paid and nonassessable;

                  (5) all outstanding shares of capital stock of each of
                      Glacier's Subsidiaries owned by Glacier or a Subsidiary of Glacier have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent any assessment is required under federal law, and are owned by Glacier or a Subsidiary of Glacier free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind (collectively, "Liens"); and

                  (6) except as set forth in this Agreement or in the Glacier
                      Stock Plans, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of Glacier or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity securities of Glacier (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer of such stock or securities).

              (b) HUB. HUB represents:

                  (1) HUB's authorized capital stock consists of (i) 50,000
                      shares of common stock, no par value ("HUB Common Stock"), 9,265 shares of which are issued and outstanding,

                  (2) no options or rights to acquire HUB Common Stock shares are outstanding;

                  (3) Neither HUB nor any of its Subsidiaries have any stock option plans, employee stock purchase plans, or other plans or agreements providing for the grant of options or other rights to acquire HUB Common Stock shares or shares of capital stock of any of HUB's Subsidiaries, and no HUB Common Stock shares or capital stock shares of any of its Subsidiaries are reserved for issuance;

                  (4) all outstanding HUB Common Stock shares have been duly authorized and validly issued and are fully paid and nonassessable;

                  (5) all outstanding shares of capital stock of each of HUB's
                      Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent of any assessment required under the Montana Bank Act Subsection 32-1-506, and, except as otherwise provided in this Agreement, at Closing will be owned by HUB or a Subsidiary of HUB free and clear of all Liens;

                  (6) There are no preemptive rights or any outstanding
                      subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of HUB or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity securities of HUB or any of its Subsidiaries (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such stock or securities);

                  (7) the Bank's authorized capital stock consists of (i) 11,000 shares of common stock, par value $40 per share ("Bank Common Stock"), 11,000 shares of which are issued and outstanding;

                  (8) it owns 9,513 of the 11,000 total shares of Bank Common
                      Stock outstanding and all, if any, of the Bank's preferred stock outstanding, and these shares are free and clear of all encumbrances; and

                  (9) HUB has no Subsidiaries other than the Bank, and the Bank has no Subsidiaries.

        3.1.4 CORPORATE AUTHORITY.

              (a) It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement, subject (in HUB's case) only to the approval by HUB's stockholders of the plan of Merger contained in this Agreement to the extent required by MBCA Subsections 35-1-815 and 35-1-819, to complete the Transaction.

              (b) This Agreement is a valid and legally binding agreement of it, enforceable in accordance with the terms of this Agreement.

        3.1.5 REPORTS AND FINANCIAL STATEMENTS<<.

              (a) Filing of Reports. Since January 1, 1994, it and each of its
                  Subsidiaries has filed all reports and statements, together with any required amendments to these reports and statements, that it was required to file with (1) the Securities and

                  Exchange Commission ("SEC"), (2) the Federal Reserve Board,
                  (3) the FDIC, and (4) any other applicable federal or state banking, insurance, securities, or other regulatory authorities. Each of these reports and statements (as amended before the date of this Agreement), including the related financial statements and exhibits, complied (or will comply, in the case of reports or statements filed after the date of this Agreement) as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates (and, in the case of reports or statements filed before the date of this Agreement, without giving effect to any amendments or modifications filed after the date of this Agreement).

              (b) Delivery to Other Party of Reports. It has delivered to the other party a copy of each registration statement, offering circular, report, definitive proxy statement or information statement under the Securities Act of 1933, as amended, ("Securities Act"), the Securities Exchange Act of 1934, as amended, ("Exchange Act"), and state securities and "Blue Sky" laws (collectively, the "Securities Laws") filed, used or circulated by it with respect to periods since January 1, 1994, through the date of this Agreement. It will promptly deliver to the other party each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date of this Agreement (collectively, its "Reports"), each in the form (including related exhibits and amendments) filed with the SEC (or if not so filed, in the form used or circulated).

              (c) Compliance with Securities Laws. As of their respective dates
                  (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Reports, including the related financial statements, exhibits and schedules, filed, used or circulated before the date of this Agreement complied (and each of the Reports filed after the date of this Agreement, will comply) with applicable Securities Laws, and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              (d) Financial Statements. Each of its balance sheets included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated financial position of it and its Subsidiaries as of the date of the balance sheet. Each of the consolidated statements of income, cash flows and stockholders' equity included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth in these statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except as may be noted in these statements.

                  (1) "Financial Statements" means: (i) in Glacier's case, the
                      Glacier Financial Statements (or for periods ending on a date following the date of this

                      Agreement, the Subsequent Glacier Financial Statements); and (ii) in HUB's case, the HUB Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent HUB Financial Statements).

                  (2) "Glacier Financial Statements" means Glacier's (i) audited consolidated statements of financial condition as of December 31, 1996 and 1995, and the related audited statements of income, cashflows and changes in stockholders' equity for each of the years ended December 31, 1996 and 1995; and (ii) unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1996 but preceding the date of this Agreement, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each such quarter.

                  (3) "Subsequent Glacier Financial Statements" means (i)
                      audited consolidated statements of financial condition as of December 31, 1997, and the related audited statements of income, cashflows, and changes in stockholders' equity for the year ended December 31, 1997, and (ii) unaudited balance sheets and related statements of income and stockholders' equity for each of Glacier's fiscal quarters ending after the December 31, 1997 and before Closing.

                  (4) "HUB Financial Statements" means (i) HUB's unaudited
                      consolidated statements of financial condition as of December 31, 1996, 1995, and 1994, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each of the years ended December 31, 1996, 1995, and 1994; and (ii) HUB's unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1996 but preceding the date of this Agreement, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each such quarter.

                  (5) "Subsequent HUB Financial Statements" means (i) unaudited balance sheets and related statements of income and stockholders' equity for each of HUB's and the Bank's fiscal quarters ending after the date of this Agreement and before Closing, and (ii) HUB's audited consolidated statements of financial condition as of December 31, 1997, and the related audited statements of income, cashflows, and changes in stockholders' equity for the year ended December 31, 1997.

        3.1.6 ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as disclosed in its Financial Statements and Reports, since December 31, 1996: (1) it and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of the businesses and (2) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it or its Subsidiaries. For purposes of this Agreement, "Material Adverse Effect" with respect to any corporation means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of the corporation and its Subsidiaries taken as a whole; (2) significantly and adversely affects the ability of the corporation to consummate the transactions contemplated by this Agreement by the Termination Date or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Termination Date of the transactions contemplated by this Agreement. No Material Adverse Effect will be deemed to have occurred on the basis of any effect resulting from actions or omissions of the corporation taken with the explicit prior consent of the other party to this Agreement.

        3.1.7 MATERIAL AGREEMENTS.

              (a) Except for the Glacier Stock Plans (in Glacier's case) and arrangements made after the date and in accordance with the terms of this Agreement, it and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that: (1) is to be performed after the date of this Agreement and (2) has not been filed with or incorporated by reference in its Reports or set forth in Schedule 5.

              (b) Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument.

        3.1.8 KNOWLEDGE AS TO CONDITIONS. Its President, Chief Executive Officer, and Chief Financial Officer (collectively, "Executive Officers") know of no reason why the Regulatory Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices should not be obtained without the imposition of any condition or restriction that is reasonably likely to have a Material Adverse Effect with respect to it, its Subsidiaries, or the Continuing Corporation, or the opinion of the tax experts referred to in Subsection 5.2.14.

        3.1.9 BROKERS AND FINDERS. Neither it, its Subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated in this Agreement.

3.2 HUB'S ADDITIONAL REPRESENTATIONS. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, HUB represents to Glacier, the following:

        3.2.1 LOAN AND LEASE LOSSES. Its Executive Officers know of no reason why the allowance for loan and lease losses shown in the consolidated balance sheets included in the Financial Statements for the periods ended December 31, 1996, March 31, 1997, June 30, 1997, and September 30, 1997 was not adequate as of those dates, respectively, to provide for estimable and probable losses, net of recoveries relating to loans not previously charged off, inherent in its loan portfolio.

        3.2.2 NO STOCK OPTION PLANS. Neither it nor any of its Subsidiaries has adopted any stock option plans or granted any options or rights to acquire any shares of Bank Common Stock, HUB Common Stock, or capital stock or other ownership interest of any HUB Subsidiary.

        3.2.3 GOVERNMENTAL FILINGS; NO VIOLATIONS.

              (a) Filings. Other than the Regulatory Approvals, and other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act, the Exchange Act, state securities and "Blue Sky" laws, no notices, nor are any reports or other filings are required to be made by it with, consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Agreement by it and the consummation by it of the Transaction.

              (b) Violations. The execution, delivery and performance of this
                  Agreement does not and will not, and the consummation by it of the Transaction will not, constitute or result in: (1) a breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its Subsidiaries; (2) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its Subsidiaries; or (3) a violation of any law, rule, ordinance or regulation or judgment, decree, order, award, or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject; or (4) any change in the rights or obligations of any party under any of the Contracts. Schedule 6 contains a list of all consents it or its Subsidiaries must obtain from third parties under any Contracts before consummation of the Transaction.

        3.2.4 ASSET CLASSIFICATION.

              (a) Schedule 7 sets forth an accurate and complete list as of
                  September 30, 1997, except as otherwise expressly noted in
                  Schedule 7, separated by category of classification or criticism ("Asset Classification"), of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been criticized or classified by any Governmental Entity, by any outside auditor, or by any internal audit.

              (b) Except as shown on Schedule 7, no amounts of loans, extensions of credit or other assets that have been classified or criticized by any representative of any Governmental Entity as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or words of similar effect are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off by it or its Subsidiaries before the date of this Agreement.

        3.2.5 INVESTMENTS. Schedule 8 lists all investments (except investments in securities issued by federal state or local government or any subdivision or agency thereof and investments in Subsidiaries) made by it or any of its Subsidiaries in an amount greater than $25,000 or which represent an ownership interest of more than 5% in any corporation, company, partnership, or other entity. All investments comply with all applicable laws and regulations.

        3.2.6 PROPERTIES.

              (a) Except as disclosed or reserved against in its Financial
                  Statements or in Schedule 9, it and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits or liens securing Federal Home Loan Bank borrowings) to all of the properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its Subsidiaries as of the date of this Agreement.

              (b) To the knowledge of its Executive Officers, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

              (c) Schedule 10 lists all its and its Subsidiaries' existing branches and offices and all new branches or offices it or any of its Subsidiaries' has applied to establish or purchase, along with the cost to establish or purchase those branches.

              (d) HUB has provided to Glacier copies of existing title policies held in its or the Bank's files and relating to properties owned or leased by HUB or the Bank, and no exceptions, reservations, or encumbrances have arisen or been created since the date of issuance of those policies.

        3.2.7 ANTI-TAKEOVER PROVISIONS. It and each of its Subsidiaries have taken all necessary action to exempt the Transaction, this Agreement, and the Stock Option Agreement from (a) all applicable Montana State law anti-takeover provisions, if any, and (b) any takeover-related provisions of its or the Bank's articles of incorporation or bylaws.

        3.2.8 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 11, it and each of its Subsidiaries:

              (a) are in compliance, in the conduct of their business, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all applicable fair lending laws or other laws relating to discrimination;

              (b) have all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies (including the Federal Reserve) that are required in order to permit them to carry on their business as it is presently conducted;

              (c) have received since January 1, 1994, no notification or communication from any Governmental Entity (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Governmental Entity enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor, to the knowledge of its Executive Officers, do any grounds for any of the foregoing exist); and

              (d) are not required to notify any federal banking agency before adding directors to its board of directors or employing senior executives (except notifications required as a result of the Transaction).

        3.2.9 LITIGATION. Except as disclosed in its Financial Statements or in
              Schedule 12, before the date of this Agreement:

              (a) no criminal or administrative investigations or hearings, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Governmental Entity) are pending or, to the knowledge of its Executive Officers, threatened, against it or any of its Subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, or any fair lending law or other law relating to discrimination); and

              (b) neither it nor any of its Subsidiaries (nor any officer, director, controlling person or property of it or any of its Subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or of its Subsidiaries, and neither it nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

        3.2.10 TAXES. For purposes of this Subsection 3.2.10, "Tax" includes any tax or similar governmental charge, impost, or levy (including income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax, or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency of the United States.

              (a) All federal, state and local Tax returns, including all information returns, it and its Subsidiaries are required to file have been timely filed or requests for extensions have been timely filed. If any extensions were filed, they have been or will be granted by Closing and will not have expired. All filed returns are complete and accurate in all material respects.

              (b) Except as disclosed in its Financial Statements:

                  (1) all taxes attributable to it or any of its Subsidiaries that are or were due or payable (without regard to whether such taxes have been assessed) have been paid in full or have been adequately provided for in its Financial Statements in accordance with GAAP;

                  (2) adequate provision in accordance with GAAP has been made in its Financial Statements relating to all Taxes for the periods covered by such

                      Financial Statements that were not yet due and payable as of the date of this Agreement, regardless of whether the liability for such Taxes is disputed;

                  (3) as of the date of this Agreement and except as disclosed in its Financial Statements, there is no outstanding audit examination, deficiency, refund litigation or outstanding waiver or agreement extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its Subsidiaries;

                  (4) all Taxes with respect to completed and settled
                      examinations or concluded litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded on its Financial Statements (in accordance with GAAP);

                  (5) neither it nor any of its Subsidiaries is a party to a Tax sharing or similar agreement or any agreement under which it or any of its Subsidiaries has indemnified any party (other than it or one of its Subsidiaries) with respect to Taxes; and

                  (6) the proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for these purposes) for all periods through the Effective Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including income, social security and employment tax withholding for all types of compensation).

        3.2.11 INSURANCE. It and each of its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) under its directors' and officers' liability insurance policy or policies in order to preserve all rights under such policies with respect to all matters known to it (other than matters arising in connection with, and the transactions contemplated by, this Agreement). Schedule 13 lists all directors' and officers' liability insurance policies and other insurance policies maintained by it or its Subsidiaries.

        3.2.12 LABOR MATTERS. Neither it nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor organization. Neither it nor any of its Subsidiaries is the subject of any proceeding: (1) asserting that it or any of its Subsidiaries has committed an unfair labor practice or (2) seeking to compel it or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment. No strike involving it or any of its Subsidiaries is pending or, to the knowledge of its Executive Officers, threatened. Its Executive Officers are not aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

        3.2.13 EMPLOYEE BENEFITS.

               (a) For purposes of this Agreement "Plan" or "Plans",
                   individually or collectively, means any "employee benefit plan," as defined in Section 3(3) of the Employee

                   Retirement Income Security Act of 1974, ("ERISA"), as amended, maintained by HUB or any of its Subsidiaries, as the case may be.

               (b) Schedule 14 sets forth a list, as of the date of this
                   Agreement, of (1) all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, (2) all employment or severance contracts and (3) all other employee benefit plans that cover employees or former employees of it and its Subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating to such Compensation Plans) covering current or former employees or directors of it or its Subsidiaries (its "Employees"), including Plans and related amendments, have been made available to the other party to this Agreement.

               (c) All Plans covering Employees (other than "multi-employer plans" within the meaning of ERISA Sections 3(37) or 4001(a)(3)), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan, that is an "employee pension benefit plan" within the meaning of ERISA
                   Section 3(2) ("Pension Plan") and that is intended to be qualified under IRC Section 401(a), has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No litigation relating to Plans is pending or, to the knowledge of its Executive Officers, threatened. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject it or any of its Subsidiaries to a Tax or penalty imposed by either IRC Section 4975 or ERISA Section 502(i).

               (d) No liability under Subtitle C or D of Title IV or ERISA
                   (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of ERISA Section 4001(a)(15), currently or formerly maintained by any of them, or the single-employer plan of any entity that is considered one employer with it under ERISA Section 4001 or IRC Section 414 (an "ERISA Affiliate"). It and its Subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle I of Title IV of ERISA (regardless of whether based on contributions of ERISA Affiliates). Neither it, its Subsidiaries nor any of its ERISA Affiliates has been notified by any multiemployer plan to which it or any of its Subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of ERISA Sections 4241 or 4245 or that such multiemployer plan intends to terminate or has been terminated under ERISA Section 4041A. No notice of a "reportable event" within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date of this Agreement. Neither it, its Subsidiaries nor any of their respective ERISA

                   Affiliates has incurred or is aware of any facts that are reasonably likely to result in any liability under ERISA Sections 4069 or 4204.

               (e) All contributions it or any of its Subsidiaries are or were required to make under the terms of any Plans have been timely made or have been reflected in its Financial Statements. Neither any of its or its Subsidiaries' Pension Plans nor any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of IRC Section 412 or ERISA
                   Section 302. Neither it nor any of its Subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate under IRC Section 401(a)(29), IRC
                   Section 412(f)(3), or ERISA Sections 306, 307 or 4204.

               (f) Under each of its, its Subsidiaries, and its ERISA
                   Affiliates' Pension Plans that is a single-employer plan, as of the last day of the most recent plan year ended before the date of this Agreement, the actuarially determined present value of all "benefit liabilities" within the meaning of ERISA Section 4001(a)(16) (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then-current value of the assets of such Pension Plan, and to the knowledge of its Executive Officers, there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year that reasonably could be expected to change such conclusion. There would be no withdrawal liability of it and its Subsidiaries under each Plan that is a multi-employer plan to which it, its Subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, if such withdrawal liability were determined as if a "complete withdrawal," within the meaning of ERISA Section 4203, had occurred as of the date of this Agreement.

               (g) Except as disclosed in its Financial Statements, neither it nor its Subsidiaries have any obligations for retiree health and life benefits.

               (h) No restrictions exist on the rights of it or its Subsidiaries to amend or terminate any Plan without incurring liability under the Plan in addition to normal liabilities for benefits.

               (i) Except as disclosed in its Financial Statements or as
                   provided in a Schedule to this Agreement, the transactions contemplated by this Agreement and the Stock Plans will not result in: (1) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (2) any increase in benefits under any Compensation Plan or (3) payment of any severance or similar compensation under any Compensation Plan.

        3.2.14 ENVIRONMENTAL MATTERS.

               (a) For purposes of this Subsection 3.2.14, the following
                   definitions apply:

                   (1) "Subject Property" with respect to a party means (i) all real property at which the businesses of it or its Subsidiaries have been conducted, all property in which it or its Subsidiaries holds a security or other interest (including a fiduciary interest), and any property where under any Environmental Law it or any of its Subsidiaries is deemed to be the owner or operator of the property; (ii) any facility in which it or its Subsidiaries participates in the management, including participating in the management of the owner or operator of the property; and (iii) all other real property that, for purposes of any Environmental Law, it or any of its Subsidiaries otherwise could be deemed to be an owner or operator of or as otherwise having control over.

                   (2) "Environmental Laws" means any federal, state, local or foreign law, regulation, agency policy, order, decree, judgment, judicial opinion, or any agreement with any Governmental Entity, presently in effect or subsequently adopted relating to: (i) the manufacture, generation, transport, use, treatment, storage, recycling, disposal, release, threatened release or presence of Hazardous Substances, or (ii) the preservation, restoration or protection of the environment, natural resources or human health.

                   (3) "Hazardous Substances" means any hazardous or toxic
                       substance, material or waste that is regulated by any local governmental authority, any state government or the United States Government, including any material or substance that is (a) defined as a "hazardous substance" in 42 USC Section 9601(14), (b) defined as a "pollutant or contaminant" in 42 USC Section 9604(a)(2), or (c) defined as a "hazardous waste" in 42 USC Section 6903(5).

               (b) To the knowledge of its Executive Officers, it and each of its Subsidiaries and the Subject Property are, and have been, in compliance with all applicable Environmental Laws, and no circumstances exist that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance with any Environmental Laws.

               (c) To the knowledge of its Executive Officers, none of the following, and no reasonable basis for any of the following, exists: pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving it or any of its Subsidiaries or any Subject Property, relating to:

                   (1) an asserted liability of it or any of its Subsidiaries or any prior owner, occupier or user of Subject Property under any applicable Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation arising under any applicable Environmental Law;

                   (2) the handling, storage, use, transportation, removal or disposal of Hazardous Substances;

                   (3) the actual or threatened discharge, release or emission of Hazardous Substances from, on or under or within Subject Property into the air, water, surface water, ground water, land surface or subsurface strata; or

                   (4) personal injuries or damage to property related to or
                       arising out of exposure to Hazardous Substances.

               (d) To the knowledge of its Executive Officers: no storage tanks underground or otherwise are present on the Subject Property or, if present, none of such tanks are leaking and each of them is in full compliance with all applicable Environmental Laws. With respect to any Subject Property, it and its Subsidiaries do not own, possess or control any PCBs, PCB-contaminated fluids, wastes or equipment, or any asbestos or asbestos-containing material. No Hazardous Substances have been used, handled, stored, discharged, released or emitted, or are threatened to be discharged, released or emitted, at or on any Subject Property, except for those types and quantities of Hazardous Substances typically used in an office environment and that have not created conditions requiring remediation under any applicable Environmental Law.

               (e) To the knowledge of its Executive Officers and except for the investigation or monitoring by the Environmental Protection Agency or similar state agencies in the ordinary course, no part of the Subject Property has been or is scheduled for investigation or monitoring under any applicable Environmental Law.

3.3     EXCEPTIONS TO REPRESENTATIONS.

        3.3.1 DISCLOSURE OF EXCEPTIONS. Each exception set forth in a Schedule is disclosed only for purposes of the representations referenced in that exception; but the following conditions apply:

              (a) no exception is required to be set forth in a Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Subsection 3.3.2; and

              (b) the mere inclusion of an exception in a Schedule is not an admission by a party that the exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.

        3.3.2 NATURE OF EXCEPTIONS. No representation contained in Subsection
              3.1 or 3.2 will be found untrue or incorrect and no party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event, if the fact or event individually or taken together with other facts or events would not, or, in the case of Subsection 3.2.9, is not reasonably likely to, have a Material Adverse Effect with respect to such party.

                                    SECTION 4
                            CONDUCT AND TRANSACTIONS
                                 BEFORE CLOSING

4.1 CONDUCT OF HUB'S BUSINESS BEFORE CLOSING. Before Closing, HUB promises as follows:

        4.1.1 AVAILABILITY OF HUB'S BOOKS, RECORDS AND PROPERTIES.

              (a) Except as prohibited by applicable law HUB will make its, and cause its Subsidiaries to make their, books, records, properties, contracts and documents available at all reasonable times to Glacier and its counsel, accountants and other representatives. These items will be open for inspection, audit and direct verification of: (1) loan or deposit balances, (2) collateral receipts and (3) any other transactions or documentation Glacier may find reasonably relevant to the

                  Transaction. HUB will, and will cause its Subsidiaries to, cooperate fully in any such inspection, audit, or direct verification procedures, and HUB will, and will cause its Subsidiaries to, make available all information reasonably required by or on behalf of Glacier.

              (b) At Glacier's request, HUB will request any third parties involved in the preparation or review of the HUB Financial Statements or Subsequent HUB Financial Statements to disclose to Glacier the work papers or any similar materials related to these financial statements.

        4.1.2 ORDINARY AND USUAL COURSE. HUB will, and will cause its Subsidiaries to, conduct business only in the ordinary and usual course and, without the prior written consent of Glacier, will not, and will not allow its Subsidiaries to, do any of the following:

              (a) effect any stock split or other recapitalization with respect to HUB Common Stock or the capital stock of a HUB Subsidiary, or issue, pledge, redeem, or encumber in any way any shares of HUB's or a HUB Subsidiary's capital stock; or grant any option or other right to shares of HUB's or a HUB Subsidiary's capital stock;

              (b) declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to HUB Common Stock or the capital stock of any HUB Subsidiary, except (1) dividends from the Bank to HUB to support the operations of HUB which are consistent with past practices or required to pay Transaction Fees, and (2) HUB's regular quarterly dividends to its shareholders consistent with past practices and not in an amount exceeding $6 per HUB Common Stock share;

              (c) acquire, sell, transfer, assign, encumber or otherwise dispose of assets or make any commitment with respect to its assets other than in the ordinary and usual course of business;

              (d) solicit or accept deposit accounts of a different type from accounts previously accepted by it or at rates materially in excess of rates previously paid by it, except to reflect changes in prevailing interest rates, or incur any indebtedness greater than $25,000 (except for borrowings from the Federal Home Loan Bank in the ordinary course of business and consistent with past practices);

              (e) acquire an ownership interest or a leasehold interest in any
                  Property or any other real property, whether by foreclosure or otherwise, without: (1) making an appropriate environmental evaluation in advance of obtaining the interest and providing the evaluation to Glacier and (2) providing Glacier with at least 30 days' advance written notice before it acquires the interest;

              (f) enter into or recommend the adoption by HUB's stockholders of any agreement involving a possible merger or other business combination or asset sale by HUB not involving the Transaction;

              (g) enter into, renew, or terminate any contracts (including real property leases and data or item processing agreements) with or for a term of one-year or more, except for the Bank's contracts of deposit and agreements to lend money not otherwise restricted under this Agreement and (1) entered into in the ordinary course of business, (2) consistent with past practices, and
                  (3) providing for not less (in the case of loans) or more (in the case of deposits) than prevailing market rates of interest;

              (h) enter into or amend any contract (other than contracts for deposits at the Bank or agreements to lend money not otherwise restricted by this Agreement) calling for a payment by it of more than $25,000, unless the contract may be terminated without cause or penalty upon 30 days notice or less;

              (i) enter into any personal services contract with any person or firm, except contracts, agreements, or arrangements for legal, accounting, investment advisory, or tax services entered into directly to facilitate the Transaction;

              (j) (1) sell any securities, whether held for investment or sale, other than in the ordinary course of business or sell any securities, whether held for investment or sale, even in the ordinary course of business, if the aggregate gain realized from all sales after the date of this Agreement would be more than $50,000 or (2) transfer any investment securities between portfolios of securities available for sale and portfolios of securities to be held to maturity;

              (k) amend its articles of incorporation, bylaws, or other
                  formation agreements, or convert its charter or form of entity;

              (l) implement or adopt any material changes in its operations, policies, or procedures, including loan loss reserve policies, unless the changes are requested by Glacier or are necessary or advisable, on the advice of legal counsel, to comply with applicable laws, regulations, or regulatory policies;

              (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required (1) by GAAP, (2) for tax purposes, or (3) to take advantage of any beneficial tax or accounting methods;

              (n) increase the combined number of full-time or equivalent employees of HUB and its Subsidiaries above 47;

              (o) other than in accordance with binding commitments existing on the date of this Agreement, make any capital expenditures in excess of $10,000 per project or related series of projects or $50,000 in the aggregate, except for the Transaction Fees; or

              (p) enter into any other transaction or make any expenditure other than in the ordinary and usual course of its business and made or entered into in a manner consistent with its well-established practices or as required by this Agreement.

        4.1.3 CONDUCT REGARDING REPRESENTATIONS. HUB will not do or cause to be done anything that would cause any representation in Subsection
              3.1 or 3.2 to be inaccurate if made at Closing, except as otherwise required by this Agreement or consented to in writing by Glacier.

        4.1.4 MAINTENANCE OF PROPERTIES. HUB will, and will cause the Bank to, maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

        4.1.5 PRESERVATION OF BUSINESS ORGANIZATION. HUB will, and will cause the Bank to, use all reasonable efforts to:

              (a) preserve its business organization;

              (b) retain the services of present management; and

              (c) preserve the goodwill of suppliers, customers, and others with whom it has business relationships.

        4.1.6 SENIOR MANAGEMENT. HUB will, and will require the Bank to, obtain Glacier's approval before making any change, including hiring of replacements, with respect to present management personnel having the rank of vice-president or higher.

        4.1.7 COMPENSATION AND EMPLOYMENT AGREEMENTS. HUB will not, and will not allow the Bank to, permit any increase in the current or deferred compensation payable or to become payable by HUB to any of its directors, officers, employees, agents, or consultants other than normal increments in compensation in accordance with HUB's past practices with respect to the timing and amounts of such increments. Without the prior written approval of Glacier, HUB will not, and will not allow the Bank to, commit to, execute or deliver any employment agreement with any party not terminable upon two weeks' notice (or 30 days' notice, if such minimum notice is required under Montana law) and without expense.

        4.1.8 UPDATE OF FINANCIAL STATEMENTS. HUB will promptly deliver its Financial Statements to Glacier. HUB will deliver Subsequent HUB Financial Statements to Glacier by the earlier of: (1) 5 days after HUB or the Bank has prepared and issued them or (2) 60 days after year-end for year-end statements (except that audited Financial Statements to be included in the Registration Statement will be delivered to Glacier no later than ten days before Glacier files the Registration Statement with the SEC) and 30 days after the end of the quarter for quarterly statements. The Subsequent HUB Financial Statements:

              (a) will be prepared from the books and records of HUB and the
                  Bank;

              (b) will present fairly the financial position and operating results of HUB and the Bank at the times indicated and for the periods covered;

              (c) will be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

              (d) will reflect all HUB's and the Bank's liabilities, contingent or otherwise, on the respective dates and for the respective periods covered, except for liabilities: (1) not required to be so reflected in accordance with GAAP or (2) not significant in amount.

        4.1.9 NO SOLICITATION. Neither HUB nor any of its officers or directors, directly or indirectly, will solicit, encourage, entertain, or facilitate any other proposals or inquiries for an acquisition of the shares or assets of HUB or its Subsidiaries or enter into discussions concerning any such acquisition, except as otherwise required to comply with the fiduciary responsibilities of HUB's board of directors. No such party will make available to any person not affiliated with HUB or Glacier any information about its business or organization that is not either routinely made available to the public generally or required by law.

        4.1.10 TITLE POLICIES. At Glacier's request, HUB will provide Glacier with title reports issued by a title insurance company reasonably satisfactory to Glacier. These title reports must show marketable fee simple title or vendee's interest to all real Property owned by HUB or any of its Subsidiaries and marketable leasehold interests in all real Property leased by HUB or any of its Subsidiaries, and these title reports may contain only such exceptions, reservations, and encumbrances as may be consented to in writing by Glacier, which consent Glacier may not unreasonably withhold. At Closing, HUB will provide Glacier with update endorsements, dated as of the Effective Date, to the title policies for each Property owned by it or any of its Subsidiaries. For purposes of this Agreement, "Property" includes any property that HUB or any of its Subsidiaries owns or leases, other than other real estate owned. Expenses incurred by HUB under this Subsection 4.1.10 will not be deemed Transaction Fees.

        4.1.11 REVIEW OF LOANS. HUB will, and will cause the Bank to, permit Glacier to conduct an examination of the Bank's loans to determine credit quality and the adequacy of the Bank's allowance for loan losses. Glacier will have continued access to the Bank's loans through Closing to update the examination. At Glacier's reasonable request, HUB and the Bank will provide Glacier with current reports updating the information set forth in Schedule 7.

4.2     REGISTRATION STATEMENT.

        4.2.1 PREPARATION OF REGISTRATION STATEMENT.

              (a) A Registration Statement ("Registration Statement") will be filed by Glacier with the SEC under the Securities Act for registration of the Glacier Shares; and the parties will prepare a related prospectus/proxy statement ("Prospectus/Proxy Statement") to be mailed together with any amendments and supplements to HUB's stockholders.

              (b) The parties will cooperate with each other in preparing the
                  Registration Statement and Prospectus/Proxy Statement, and will use their best efforts to: (1) file the Registration Statement with the SEC within 60 days following the date on which this Agreement is executed, and (2) obtain the clearance of the SEC, any appropriate state securities regulators and any other required regulatory approvals, to issue the Prospectus/Proxy Statement.

              (c) Nothing will be included in the Registration Statement or the
                  Prospectus/Proxy Statement or any proxy solicitation materials with respect to any party to this Agreement unless approved by that party, which approval will not be unreasonably withheld.

              (d) Glacier will pay all costs associated with the preparation by
                  Glacier's counsel and filing of the Registration Statement. HUB will pay all costs associated with (1) preparation of financial statements or other sections of the Registration Statement and the Prospectus/Proxy Statement by its employees, accountants, financial advisors, or agents, and (2) review by HUB's counsel of the Registration Statement and the Prospectus/Proxy Statement. HUB will pay the costs associated with the printing and mailing of the Prospectus/Proxy Statement to its stockholders and any other direct costs incurred by it in connection with the Prospectus/Proxy Statement.

        4.2.2 SUBMISSION TO STOCKHOLDERS.

              (a) Glacier and HUB will submit the Prospectus/Proxy Statement to, and will use their best efforts in good faith to obtain the prompt approval of the Prospectus/Proxy Statement by, all applicable regulatory authorities. The parties will provide each other with copies of such submissions for review.

              (b) HUB will promptly take the actions necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a stockholders' meeting to consider the approval of this Agreement and to authorize the transactions contemplated by this Agreement. This stockholders' meeting will be held on the earliest practical date after the date the Prospectus/Proxy Statement may first be sent to HUB's stockholders without objection by applicable governmental authorities; but HUB will have at least 30 calendar days to solicit proxies. HUB's board of directors and officers will recommend approval of the Transaction to HUB's stockholders.

4.3     ACCOUNTING TREATMENT.

        4.3.1 POOLING OF INTERESTS. The parties intend the Merger to be treated as a "pooling of interests" for accounting purposes. From the date of this Agreement through the Effective Date, neither Glacier nor HUB nor any of their respective Subsidiaries or other affiliates
              (a) will knowingly take any action or enter into any contract, agreement, commitment or arrangement that would jeopardize the treatment of the Merger as a "pooling of interests;" or (b) will knowingly fail to take any action that would preserve the treatment of the Merger as a "pooling of interests." No action or omission by either party will constitute a breach of this Subsection 4.3.1 if the action is permitted or required under this Agreement or is made with the other party's written consent.

        4.3.2 AFFILIATE LIST. Certain persons may be deemed "affiliates" of HUB under Securities Act Rule 145, the SEC's Accounting Series Releases ("ASR") 130 and 135, or other rules and releases related to "pooling of interests" accounting treatment. Within thirty days following the date this Agreement is signed, HUB will deliver to Glacier, after consultation with legal counsel, a list of names and addresses of HUB's "affiliates" with respect to the Transaction within the meaning of Rule 145 or ASR 130 and 135. By the Effective Date, HUB will deliver, or cause to be delivered, to Glacier a letter from each of these "affiliates," and any additional person who becomes an "affiliate" before the Effective Date and after the date of the list, dated as of the date of its delivery and in the form attached as Exhibit A.

        4.3.3 RESTRICTIVE LEGEND. Glacier may place a restrictive legend on all Glacier shares to be received by an "affiliate," so as to preclude their transfer or disposition in violation of the affiliate letters. Glacier may also instruct its transfer agent not to permit the transfer of those shares and may take any other steps reasonably necessary to ensure compliance with the Securities Act Rule 145 or the SEC's ASR 130 and 135 or other rules and releases related to "pooling of interests" accounting treatment.

              4.3.4 RETENTION OF CERTIFICATES. Except as otherwise permitted in
                    Exhibit A, by a date at least 30 days before the Effective Date, all stock certificates evidencing ownership of HUB Common Stock by "affiliates" will be delivered to HUB. HUB (before the Effective Date) and Glacier (after the Effective
                    Date) will retain those certificates, and subsequently the certificates representing Glacier shares for which they are exchanged, until financial results covering at least 30 days of combined operations of the Continuing Corporation have been published, at which time the certificates will be released.

        4.4 SUBMISSION TO REGULATORY AUTHORITIES. Representatives of Glacier, at Glacier's expense, will prepare and file with applicable regulatory agencies, applications for approvals, waivers or other actions their counsel finds necessary or desirable in order to consummate the Transaction. Glacier will provide copies of these applications for HUB's review. These applications and filings are expected to include:

              (a) an application to the Federal Reserve; and

              (b) any filings required under the MBCA or the Montana Bank Act;

        4.5 ANNOUNCEMENTS. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Transaction, unless otherwise required by law.

        4.6 CONSENTS. Glacier and HUB will use their best efforts to obtain the consent or approval of any person, organization or other entity whose consent or approval is required in order to consummate the Transaction.

        4.7 FURTHER ACTIONS. Glacier and HUB, respectively, in the name and on behalf of those respective parties, will use their best efforts in good faith to make all arrangements, do or cause to be done all acts and things, and execute and deliver all certificates and other instruments and documents reasonably necessary or appropriate in order to consummate the Transaction as promptly as practicable.

        4.8 NOTICE. HUB will provide Glacier with prompt written notice of the following:

              (a) any events, individually or in the aggregate, that could have a Material Adverse Effect with respect to HUB or the Bank;

              (b) the commencement of any proceeding against HUB, the Bank, or any of their Subsidiaries or affiliates, by or before any court or governmental agency that, individually or in the aggregate, might have a Material Adverse Effect with respect to HUB or the Bank; or

              (c) any acquisition of an ownership or leasehold interest in real property, other than an acquisition in good faith of real property to satisfy a debt previously contracted for.

        4.9 CONFIDENTIALITY. Glacier and HUB each will, and HUB will cause the Bank to, hold in confidence all nonpublic information obtained from the other in connection with the Transaction, other than information that: (1) is required by law to be disclosed; (2) is otherwise available on a nonconfidential basis; (3) has become public without fault of the disclosing party; or (4) is necessary to the defense of one of the parties in a legal or administrative action brought against that party by the other party. If the Transaction is not completed, Glacier and HUB will, and HUB will cause the Bank to: (1) each return to the others all confidential documents obtained from them and (2) not use any nonpublic information obtained under this Agreement or in connection with the Transaction.

4.10 UPDATE OF FINANCIAL STATEMENTS. Glacier will promptly deliver its Financial Statements to HUB. Glacier will deliver Subsequent Glacier Financial Statements to HUB by the earlier of: (1) 5 days after Glacier prepares and issues them or (2) 60 days after year-end for year-end statements and 30 days after the end of the quarter for quarterly statements. The Subsequent Glacier Financial Statements will:

        (a) be prepared from the books and records of Glacier;

        (b) present fairly the financial position and operating results of Glacier at the times indicated and for the periods covered;

        (c) be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

        (d) reflect all liabilities, contingent or otherwise, of Glacier on the respective dates and for the respective periods covered, except for liabilities not required to be so reflected in accordance with GAAP or not significant in amount.

4.11 AVAILABILITY OF GLACIER'S BOOKS, RECORDS AND PROPERTIES. Glacier will make available to HUB true and correct copies of its Certificate of Incorporation and Bylaws. At HUB's reasonable request, Glacier will also provide HUB with copies of: (1) reports filed with the SEC or banking regulators and (2) the Glacier Stock Plans.

                                    SECTION 5
                            APPROVALS AND CONDITIONS

5.1 REQUIRED APPROVALS. The obligations of the parties to this Agreement are subject to the approval of the Agreement and the Transaction by all appropriate regulatory agencies having jurisdiction with respect to the Transaction.

5.2 CONDITIONS TO GLACIER'S OBLIGATIONS. All Glacier's obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

        5.2.1 REPRESENTATIONS. HUB's representations in this Agreement and in any certificate or other instrument delivered in connection with this Agreement are true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they are true in all material respects as of that earlier date). These representations have the same force and effect as if they had been made at Closing. HUB has delivered to Glacier its certificate, executed by a duly authorized officer of HUB and dated as of Closing, stating that these representations comply with this Subsection 5.2.1.

        5.2.2 COMPLIANCE. HUB has performed and complied with all material terms, covenants and conditions of this Agreement. HUB has delivered to Glacier its certificate, executed by a duly authorized officer of HUB and dated as of Closing, stating that HUB is in compliance with this Subsection 5.2.2.

        5.2.3 EQUITY CAPITAL REQUIREMENT. The Tangible Equity Capital, determined in accordance with GAAP, of HUB and the Bank on a consolidated basis as of the Effective Date is at least $5.9 million. HUB's certificate referred to in Subsection 5.2.2 must confirm that this condition is satisfied. Tangible Equity Capital means common stock, paid in capital, retained earnings, plus (or minus) net unrealized gain (or loss) on available for sale securities and minus goodwill and any other intangible assets.

        5.2.4 TRANSACTION FEES STATEMENTS. HUB has delivered to Glacier a statement, in a form reasonably satisfactory to Glacier, from each third party to whom HUB has paid or owes Transaction Fees. Each statement must set forth the total costs and expenses paid or owing to the third party in connection with the Transaction's consummation. HUB has delivered to Glacier its certificate, executed by a duly authorized officer of HUB and dated as of Closing, stating the total Transaction Fees incurred by HUB and certifying that HUB is in compliance with Subsection 1.3.3 and this Subsection 5.2.4.

        5.2.5 AUDIT REPORT. HUB has delivered (no later than ten days before Glacier filed the Registration Statement with the SEC) to Glacier the completed and certified audit report of KPMG Peat Marwick LLP , its independent certified public accountants, with respect to HUB's audited consolidated statements of financial condition as of December 31, 1997, and the related audited statements of income, cashflows and changes in stockholders' equity for the year ended December 31, 1997.

        5.2.6 PLAN OF EXCHANGE EXECUTED. The Bank and HUB have used all reasonable efforts to carry out the Plan of Exchange, unless Glacier has determined that the Plan of Exchange would jeopardize the Merger's treatment as a pooling of interests for accounting purposes.

        5.2.7 NO MATERIAL ADVERSE EFFECT. No damage, destruction, or loss (whether or not covered by insurance) or other event or sequence of events has occurred which, individually or in the aggregate, has had or potentially may have a Material Adverse Effect with respect to HUB or the Bank. HUB's certificate referred to in Subsection 5.2.2 states that the conditions identified in this Subsection 5.2.7 are satisfied.

        5.2.8 FINANCIAL CONDITION. The following are true, and HUB's certificate referred to in Subsection 5.2.2 confirms the truth of the following:

              (a) HUB's consolidated allowance for possible loan and lease losses at Closing was and is adequate to absorb the anticipated loan and lease losses (taking into account any recommendations made by HUB's certified public accountants);

              (b) the reserves set aside for the contingent liabilities
                  reflected in the Subsequent HUB Financial Statements are adequate to absorb all reasonably anticipated losses;

              (c) the Bank's deposits at Closing, excluding brokered deposits and jumbo certificates of deposit, total at least $45 million; and

              (d) HUB has provided Glacier with the audited HUB Financial
                  Statements required by this Agreement, and the audit has revealed no required adjustment to previously unaudited HUB Financial Statements that would have a Material Adverse Effect upon HUB or the Bank.

        5.2.9 NO CHANGE IN LOAN REVIEW. HUB has provided to Glacier the reports reasonably requested by Glacier under Subsection 4.1.11, and neither these reports nor any examinations conducted by Glacier under Subsection 4.1.11 reveal a material adverse change in either: (1) the information set forth in Schedule 7 or (2) information revealed during Glacier's previous examinations of the Bank's loans.

        5.2.10 NO GOVERNMENTAL PROCEEDINGS. No action or proceeding has been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

        5.2.11 APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required in connection with this Agreement, the Transaction, and all other related legal matters have been approved by Glacier's counsel.

        5.2.12 RECEIPT OF TITLE POLICY. Glacier has received all title insurance reports requested under Subsection 4.1.10, and HUB has delivered to Glacier the update endorsements required by Subsection 4.1.10.

        5.2.13 CORPORATE AND STOCKHOLDER ACTION. HUB's board of directors and HUB's stockholders have each approved the Transaction.

        5.2.14 TAX OPINION. Glacier has, at Glacier's expense, obtained from Graham & Dunn, P.C. and delivered to HUB, an opinion addressed to HUB and in form and substance reasonably satisfactory to HUB and its counsel, to the effect that consummation of the Transaction will not result in a taxable event for HUB or Glacier, and otherwise will have each of the effects specified below:

               (a) The Transaction will qualify as a reorganization within the meaning of IRC Section 368(a)(1)(A).

               (b) Under IRC Section 354(a)(i), HUB's stockholders who, in accordance with Section 1, exchange their HUB Common Stock shares solely for Continuing Corporation Common Stock shares will not recognize gain or loss on the exchange.

               (c) Cash payments to HUB's stockholders in lieu of a fractional share of Continuing Corporation Common Stock will be treated as distributions in redemption of the fractional share interest, subject to the limitations of IRC Section 302.

        5.2.15 OPINION OF COUNSEL. HUB has obtained from Holland & Hart LLP, subject to customary qualifications and assumptions, and delivered to Glacier an opinion of counsel, addressed to Glacier, to the effect that:

               (a) HUB is a corporation validly existing and in good standing under Montana law;

               (b) the Bank is a Montana state-chartered commercial bank validly existing and in good standing under Montana law;

               (c) HUB has the corporate power and authority to execute,
                   deliver, and perform this Agreement;

               (d) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of HUB, and this Agreement constitutes HUB's legal, binding, and valid obligation, enforceable in accordance with its terms, except to the extent that enforcement (but not validity) may be limited by bankruptcy, insolvency, fraudulent conveyances reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity;

               (e) all issued and outstanding shares of HUB's and the Bank's capital stock have been duly authorized and are validly issued, fully paid, non-assessable (except as to assessments required under the Montana Bank Act), free of preemptive or similar rights arising by operation of law, under applicable corporate statutes or under HUB's or the Bank's bylaws or articles of incorporation, and have been issued in compliance with all applicable federal and applicable state securities laws;

               (f) Neither HUB nor the Bank have any written stock option or other plans or agreements granting options or other rights to acquire HUB Common Stock or Bank Common Stock, and to counsel's knowledge, no options or other rights to acquire HUB Common Stock or Bank Common Stock are outstanding;

               (g) counsel has no knowledge of any pending or threatened claims, actions, suits or legal or equitable proceedings before any governmental agency which, in counsel's opinion would be, individually or in the aggregate, reasonably likely to result in liability in excess of $25,000 or prevent consummation of the Transaction; and

               (h) execution of this Agreement and consummation of the
                   Transaction will not violate (1) any applicable statutes or regulations, (2) HUB's or the Bank's articles of incorporation or bylaws, or (3) the terms of any material contract or other obligation entered into before the date of this opinion by HUB or the Bank.

        5.2.16 CASH PAID. The aggregate of the cash paid for fractional shares and Dissenting Shares to holders of HUB Common Stock under this Agreement and applicable law will not exceed 10% of the Purchase Price, as it may be adjusted under this Agreement.

        5.2.17 AFFILIATE LETTERS. Glacier has received the affiliate list and letters specified in Subsection 4.3.2.

        5.2.18 REGISTRATION STATEMENT. The Registration Statement, as it may have been amended, required in connection with the Glacier shares to be issued to stockholders under Subsection 1.3, and as described in Subsection 4.2, has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued or remains in effect, and no proceedings for that purpose have been initiated or threatened by the SEC the basis for which still exists.

        5.2.19 CONSENTS. HUB has obtained the consents as indicated in Schedule
               6.

        5.2.20 FAIRNESS OPINIONS. HUB has received from Columbia, two updated fairness opinions (to be delivered by HUB to Glacier at HUB's expense), one dated immediately before HUB mails the Prospectus/Proxy Statement to its stockholders and the other dated immediately before Closing, to the effect that the financial terms of the Transaction are financially fair to HUB's stockholders. Glacier and HUB will each provide the other's investment advisor with any information reasonably requested for the purpose of issuing a fairness opinion.

        5.2.21 ACCOUNTING TREATMENT. It has been determined to Glacier's satisfaction that the Transaction will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Glacier has received a letter to this effect from KPMG Peat Marwick LLP, certified public accountants.

        5.2.22 SOLICITATION OF EMPLOYEES. Neither any member of HUB's board of directors nor any entity with which any such director is affiliated has solicited any employee of HUB or Glacier with the intention of causing the employee to terminate her employment with HUB or Glacier, as the case may be.

        5.2.23 OTHER MATTERS. Glacier has received any other opinions, certificates, and documents that Glacier reasonably requests in connection with this Agreement and the Transaction.

5.3 CONDITIONS TO HUB'S OBLIGATIONS. All HUB's obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

        5.3.1 REPRESENTATIONS. Glacier's representations in this Agreement and in any certificate or other instrument delivered in connection with this Agreement are true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they are true in all material respects as of that earlier date). These representations have the same force and effect as if they had been made at Closing. Glacier has delivered to HUB its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that these representations comply with this Subsection 5.3.1.

        5.3.2 COMPLIANCE. Glacier has performed and complied with all terms, covenants and conditions of this Agreement. Glacier has delivered to HUB its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that Glacier is in compliance with this Subsection 5.3.2.

        5.3.3 NO MATERIAL ADVERSE EFFECT. No damage, destruction, or loss (whether or not covered by insurance) or other event or sequence of events has occurred which, individually or in the aggregate, has had or potentially may have a Material Adverse Effect with respect to Glacier. Glacier's certificate referred to in Subsection 5.3.2 states that the conditions identified in this Subsection 5.3.3 are satisfied.

        5.3.4 NO GOVERNMENTAL PROCEEDINGS. No action or proceeding has been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

        5.3.5 CORPORATE AND STOCKHOLDER ACTION. Glacier's board of directors and HUB's stockholders have each approved the Transaction.

        5.3.6 TAX OPINION. The tax opinion specified in Subsection 5.2.14 has been delivered to HUB.

        5.3.7 OPINION OF COUNSEL. Glacier has obtained from Graham & Dunn, P.C., subject to customary qualifications and assumptions, and delivered to HUB an opinion, addressed to HUB, to the effect that:

              (a) Glacier is a corporation validly existing and in good standing under Delaware law;

              (b) Glacier has the corporate power and authority to execute, deliver, and perform this Agreement;

              (c) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on Glacier's part, and this Agreement constitutes Glacier's legal, binding, and valid obligation, enforceable in accordance with its terms, except to the extent that enforcement (but not validity) may be limited by bankruptcy, insolvency, fraudulent conveyances reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity;

              (d) the Glacier Shares have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, and free of preemptive or similar rights arising under applicable corporate statutes or under Glacier's bylaws or certificate of incorporation;

              (e) the Registration Statement became effective under the
                  Securities Act on ____________, 1998, and, to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission;

              (f) counsel has no knowledge of any pending or threatened claims, actions, suits or legal or equitable proceedings before any governmental agency which, in counsel's opinion would be, individually or in the aggregate, reasonably likely to result in liability in excess $50,000 or prevent consummation of the Transaction; and

              (g) all required federal regulatory approvals have been obtained.

        5.3.8 FAIRNESS OPINION. HUB has received from Columbia, two updated fairness opinions, one dated immediately before HUB mails the Prospectus/Proxy Statement to its stockholders and the other dated immediately before Closing, to the effect that the financial terms of the Transaction are financially fair to HUB's stockholders.

        5.3.9 CASH PAID. The aggregate of the cash paid to holders of HUB Common Stock under this Agreement and applicable law will not exceed 10% of the Purchase Price, as it may be adjusted under this Agreement.

        5.3.10 REGISTRATION STATEMENT. The Registration Statement, as it may have been amended, required in connection with the Glacier shares to be issued to stockholders under Subsection 1.3, and as described in Subsection 4.2, has become effective, and no stop order suspending the effectiveness of such Registration Statement has been issued or remains in effect, and no proceedings for that purpose have been initiated or threatened by the SEC the basis for which still exists.

        5.3.11 DIRECTOR APPOINTMENT. Effective as of Closing, Glacier has appointed Fred J. Flanders to serve on Glacier's board of directors.

        5.3.12 APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required in connection with this Agreement, the Transaction, and all other related legal matters have been approved by counsel for HUB and the Bank.

                                    SECTION 6
                       DIRECTORS, OFFICERS AND EMPLOYEES

6.1 DIRECTORS. As a condition to the execution of this Agreement, each member of HUB's and the Bank's boards of directors have entered into a written noncompetition agreement with Glacier, HUB, and the Bank, on or before the date this Agreement is signed. These noncompetition agreements will take effect on the Effective Date.

6.2 DIRECTOR APPOINTMENT. Effective as of the Effective Date, Glacier will elect or appoint Fred J. Flanders to Glacier's board of directors to serve until his successor is elected and qualified. Nothing in this Subsection 6.2 or this Agreement restricts in any way any rights of the Glacier's stockholders and directors at any time after the Effective Date to nominate, elect, select, or remove Glacier's directors.

6.3 EMPLOYMENT AGREEMENT. Glacier has entered into an employment agreement, effective as of the Effective Date, with Fred J. Flanders, the Bank's current President and CEO. As part of the employment agreement, Mr. Flanders waives all rights he may have under any previous employment agreements with HUB or the Bank.

6.4 EMPLOYEES. [THIS SECTION MAY BE REVISED UPON REVIEW BY GLACIER AND ITS COUNSEL OF HUB'S EMPLOYEE BENEFIT PLANS]. Glacier presently intends to allow the Bank's employees who are employed with the Bank following the Transaction ("Continuing Employees") to participate in certain employee benefit plans in which employees of Glacier currently participate. Glacier intends to grant Continuing Employees credit for prior service with the Bank for purposes of determining eligibility and vesting, but Continuing Employees will not receive this credit for purposes of determining benefit accruals. Benefits for Continuing Employees will begin accruing under Glacier's plans as soon as practicable and no later than January 1, 1999. This expression of intent is not a contract with the Bank's employees and will not be construed to create a contract or employment right with the Bank's employees.

6.5 EMPLOYEE BENEFIT ISSUES. [THIS SECTION MAY BE REVISED UPON REVIEW BY GLACIER AND ITS COUNSEL OF HUB'S EMPLOYEE BENEFIT PLANS AND ANY PROFIT SHARING PLANS].

        6.5.1 COMPARABILITY OF BENEFITS. Glacier confirms to HUB its present intention to provide Continuing Employees with employee benefit programs which, in the aggregate, are generally competitive with employee benefit programs offered by financial institutions of comparable size located in Glacier's market area.

        6.5.2 TERMINATION AND TRANSFER/MERGER OF PLANS. As soon as practicable after Closing, all employee benefit plans of HUB and its Subsidiaries will be terminated and the interests of Continuing Employees in those plans will be transferred or merged into Glacier's employee benefit plans.

        6.5.3 NO CONTRACT CREATED. Nothing in this Agreement gives any employee of HUB or its Subsidiaries a right to continuing employment.

                                    SECTION 7
                          TERMINATION OF AGREEMENT AND
                           ABANDONMENT OF TRANSACTION

7.1 TERMINATION BY REASON OF LAPSE OF TIME. If Closing does not occur before the Termination Date, either Glacier or HUB may terminate this Agreement and the Transaction if all of the following conditions are present:

        (a) the terminating party's board of directors decides to terminate by a majority vote of its members;

        (b) the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination; and

        (c) the failure to consummate the Transaction by the Termination Date is not due to a breach by the party seeking termination of any of its obligations, covenants, or representations in this Agreement.

7.2 OTHER GROUNDS FOR TERMINATION. This Agreement and the Transaction may be terminated at any time before Closing (whether before or after applicable approval of this Agreement by HUB's stockholders, unless otherwise provided) as follows:

        7.2.1 MUTUAL CONSENT. By mutual consent of HUB and Glacier, if the boards of directors of each party agrees to terminate by a majority vote of its members.

        7.2.2 HUB'S CONDITIONS NOT MET. By Glacier's board of directors if, by August 31, 1998, any condition set forth in Subsections 5.1 or 5.2 has not been satisfied.

        7.2.3 GLACIER'S CONDITIONS NOT MET. By HUB's board of directors if, by August 31, 1998, any condition set forth in Subsections 5.1 or 5.3 has not been satisfied.

        7.2.4 HUB FAILS TO RECOMMEND STOCKHOLDER APPROVAL OR OPTION BECOME EXERCISABLE. By Glacier's board of directors (a) before HUB's stockholders approve the Transaction, if HUB's board of directors:
              (1) fails to recommend to its stockholders the approval of the Transaction or (2) modifies, withdraws or changes in a manner adverse to Glacier its recommendation to stockholders to approve the Transaction; or (b) the option granted by HUB to Glacier under the Stock Option Agreement becomes exercisable by Glacier, unless Glacier exercises its rights under the Stock Option Agreement.

        7.2.5 IMPRACTICABILITY. By either Glacier or HUB, upon written notice given to the other party, if the party seeking termination under this Subsection 7.2.5's board of directors has determined in its sole judgment, made in good faith and after due consideration and consultation with counsel, that the Transaction has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the State of Montana to restrain or invalidate the Transaction or this Agreement.

7.3 HUB TERMINATION FEE. HUB acknowledges that Glacier has incurred expenses, direct and indirect, in negotiating and executing this Agreement and in taking steps to effect Transaction. Accordingly, HUB will pay to Glacier $250,000, if (1) this Agreement terminates because HUB does not use all reasonable efforts to consummate the Transaction in accordance with the terms of this Agreement; (2) HUB terminates this Agreement for any reason other than the grounds for termination set forth in Subsections 7.1, 7.2.1, 7.2.3 or 7.2.5; or (3) Glacier terminates this Agreement under Subsections 7.2.2 (other than for failure of a condition set forth in Subsections 5.1, 5.2.10, 5.2.11, 5.2.14, 5.2.18, 5.2.20, 5.2.21, and 5.2.23, unless the failure of any of those conditions is due to HUB's fault) or 7.2.4. If this termination fee becomes payable, it will be payable on Glacier's demand and must be paid by HUB within 3 business days of the date Glacier makes the demand. Glacier's rights under the Stock Option Agreement are in addition to this Subsection 7.3, and this Subsection 7.3 does not limit or restrict these rights or the circumstances under which Glacier may exercise the Option.

7.4 GLACIER TERMINATION FEE. Due to expenses, direct and indirect, incurred by HUB in negotiating and executing this Agreement and in taking steps to effect the Transaction, Glacier will pay to HUB $100,000 if (1) this Agreement terminates because Glacier does not use all reasonable efforts to consumate the Transaction in accordance with the terms of this Agreement (2) Glacier terminates this Agreement for any reason other than the grounds for termination set forth in Subsections 7.1, 7.2.2, 7.2.4, or 7.2.5, or (3) HUB terminates this Agreement under Subsection
        7.2.3 (other than for failure of a condition set forth in 5.1, 5.3.4, 5.3.5, 5.3.6, 5.3.8, 5.3.9, 5.3.10, and 5.3.12, unless the failure of any of those conditions is due to Glacier's fault). If this termination fee becomes payable, it will be payable on HUB's demand and must be paid by Glacier within three business days of the date HUB makes the demand.

7.5 COST ALLOCATION UPON TERMINATION. In connection with the termination of this Agreement under this Section 7, except as provided in Subsection
        7.3 and 7.4, Glacier and HUB will each pay their own out-of-pocket costs incurred in connection with this Agreement, and will have no other liability to the other party. But, termination of this Agreement does not affect Glacier's rights under the Stock Option Agreement or the circumstances under which Glacier may exercise the Option.

                                    SECTION 8
                                  MISCELLANEOUS

8.1 NOTICES. Any notice, request, instruction or other document given under this Agreement must be in writing and must either be delivered personally or via facsimile transmission or be sent by registered or certified mail, postage prepaid, and addressed as follows (or to any other address or person representing any party as designated by that party through written notice to the other party):

        Glacier                         Glacier Bancorp, Inc.
                                        P.O. Box 27
                                        202 Main Street
                                        Kalispell, MT  59903-0027
                                        Attn: John S. MacMillan
                 with a copy to:        Stephen M. Klein, Esq.
                                        Graham & Dunn, P.C.
                                        1420 Fifth Avenue, 33rd Floor
                                        Seattle, WA  98101-2390

        HUB                             HUB Financial Corporation
                                        P.O. Box 5269
                                        3030 N. Montana Ave.
                                        Helena, MT  59601-0551
                                        Attn: Thomas F. Dowling

                 with a copy to:        David R. Chisholm, Esq.
                                        Holland & Hart LLP
                                        Suite 1500, First Interstate Center
                                        401 North 31st Street
                                        P.O. Box 639
                                        Billings, MT  59101

8.2 WAIVERS AND EXTENSIONS. Subject to Section 9, Glacier or HUB may grant waivers or extensions to the other party, but only through a written instrument executed by the Chief Executive Officer of the party granting the waiver or extension. Waivers or extensions which do not comply with the preceding sentence are not effective. In accordance with this
        Section 8.2, a party may extend the time for the performance of any of the obligations or other acts of any other party, and may waive:

        (a) any inaccuracies of any other party in the representations contained in this Agreement or in any document delivered in connection with this Agreement;

        (b)  compliance with any of the covenants of any other party; and

        (c) any other party's performance of any obligations under this Agreement and any other condition precedent set out in Section 5.

8.3 GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise: (1) the defined terms defined in this Agreement include the plural as well as the singular and (2) references in this Agreement to Sections, Subsections, Schedules, and Exhibits refer to Sections and Subsections of and Schedules and Exhibits to this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, the parties intend them to be interpreted as if they are followed by the words "without limitation." All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

8.4 CONSTRUCTION AND EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided in this Agreement, this Agreement: (1) contains the parties' entire understanding, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by the parties, or their respective duly authorized agents; (2) will not be interpreted by reference to any of the titles or headings to the Sections or Subsections, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (3) includes all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (4) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

8.5 SURVIVAL OF REPRESENTATIONS AND COVENANTS. The representations and covenants in this Agreement will not survive Closing or termination of this Agreement, except that (1) Subsection 4.9 (confidentiality), Subsection 7.3 (termination fee), and Subsection 7.5 (expense allocation) will survive termination and Closing, and (2) the covenants in this Agreement that impose duties or obligations on the parties following Closing will survive Closing.

8.6 ATTORNEYS' FEES AND COSTS. In the event of any dispute or litigation with respect to the terms and conditions or enforcement of rights or obligations arising by reason of this Agreement or the Transaction, the prevailing party in any such litigation will be entitled to reimbursement from the other party for its costs and expenses, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements, and fees, costs and expenses relating to any mediation or appeal.

8.7 ARBITRATION. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

8.8 GOVERNING LAW AND VENUE. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that certain matters may be governed by federal law. The parties must bring any legal proceeding arising out of this Agreement in Flathead County, Montana.

8.9 SEVERABILITY. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement is not affected, and each remaining term is valid and enforceable to the fullest extent permitted by law.

                                    SECTION 9
                                   AMENDMENTS

        At any time before the Effective Date, whether before or after the parties have obtained any applicable stockholder approvals of the Transaction, the boards of directors of Glacier and HUB may: (1) amend or modify this Agreement or any attached Exhibit or Schedule and (2) grant waivers or time extensions in accordance with Subsection 8.2. But, after HUB's stockholders have approved this Agreement, the parties' boards of directors may not without HUB stockholder approval amend or waive any provision of this Agreement if the amendment or waiver would reduce the amount or change the form of consideration HUB stockholders will receive in the Transaction. All amendments, modifications, extensions and waivers must be in writing and signed by the party agreeing to the amendment, modification, extension or waiver. Failure by any party to insist on strict compliance by the other party with any of its obligations, agreements or conditions under this Agreement, does not, without a writing, operate as a waiver or estoppel with respect to that or any other obligation, agreement, or condition.

        Signed as of December 30, 1997:



                                       GLACIER BANCORP, INC., INC.


                                       By   /s/ John S. MacMillan
                                          --------------------------------------
                                       Name:  John S. MacMillan
                                       Title: Chairman, President and CEO
                                       HUB FINANCIAL CORPORATION


                                       By   /s/ Thomas F. Dowling
                                          --------------------------------------
                                       Name:  Thomas F. Dowling
                                       Title: President and CEO

STATE OF MONTANA      )
                      ) ss.
COUNTY OF FLATHEAD    )


        On this 30th day of December, 1997, before me personally appeared John
S. MacMillan, to me known to be the Chairman of the Board, President and Chief Executive Officer of GLACIER BANCORP, INC., the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

        IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.



                                  /s/
                                  ----------------------------------------------
                                  NOTARY PUBLIC in and for the State of Montana, residing at __________________________________
                                  Title: _______________________________________
                                  My commission expires: _______________________


STATE OF MONTANA             )
                             ) ss.
COUNTY OF LEWIS AND CLARK    )


        On this 30th day of December, 1997, before me personally appeared Thomas
F. Dowling, to me known to be the President and Chief Executive Officer of HUB FINANCIAL CORPORATION, the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

        IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.



                                  /s/
                                  ----------------------------------------------
                                  NOTARY PUBLIC in and for the State of Montana, residing at __________________________________
                                  Title: _______________________________________
                                  My commission expires: _______________________

        The undersigned, all being officers or members of the board of directors of either HUB Financial Corporation ("HUB") or Valley Bank of Helena ("Bank"), hereby consent to the Plan and Agreement of Merger ("Agreement"), dated as of December 30, 1997, between Glacier Bancorp, Inc., Inc. and HUB, and individually and as a group agree to vote in favor of the Agreement the shares of capital stock each beneficially owns and, subject to the good faith exercise of their fiduciary duties in accordance with the advice of counsel, to support and recommend the Agreement's adoption by the other stockholders of HUB.

        Except as otherwise required by law, the undersigned hereby, individually and as a group, further agree to refrain from (a) negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of HUB from the date of the Agreement through the meeting of the stockholders of HUB at which the transactions contemplated by the Agreement will be considered, and (b) any other actions or omissions inconsistent with the transactions contemplated by the Agreement.


/s/ Thomas F. Dowling                                  /s/ Fred J. Flanders
-----------------------------------------              -----------------------------------------
Thomas F. Dowling                                      Fred J. Flanders
Chairman of HUB and Director of Bank                   Director of Bank


/s/ Robert J. Peccia                                   /s/ Dr. Harrison D. Hanson
-----------------------------------------              -----------------------------------------
Robert J. Peccia                                       Dr. Harris D. Hanson
Vice Chairman of HUB and Director of Bank              Director of Bank


/s/ James H. Foley                                     /s/ Jerome T. Loendorf
-----------------------------------------              -----------------------------------------
James H. Foley                                         Jerome T. Loendorf
Chairman of Bank                                       Director of Bank


/s/ James T. Harrison, Jr.                             /s/ Dr. Gary L. Mihelish
-----------------------------------------              -----------------------------------------
James T. Harrison, Jr.                                 Dr. Gary L. Mihelish
Director of Bank                                       Director of Bank


/s/ Joseph G. Loendorf                                 /s/ Joan Poston
-----------------------------------------              -----------------------------------------
Joseph G. Loendorf                                     Joan Poston
Director of HUB                                        Director of Bank


/s/ Mary D. Munger                                     /s/ John J. Poston
-----------------------------------------              -----------------------------------------
Mary D. Munger                                         John P. Poston
Director of Bank                                       Director of Bank

                           Exhibits and Schedules to
                          Plan and Agreement of Merger
                                    Between
                             Glacier Bancorp, Inc.
                                      and
                           HUB Financial Corporation

                                  Not Included